                                                                    Exhibit 10.4

                             STOCK OPTION AGREEMENT

                                  PURSUANT TO

                      THE CORPORATE ADVISORY BOARD COMPANY

                    STOCK BASED INCENTIVE COMPENSATION PLAN



     THIS STOCK OPTION AGREEMENT (this "Option Agreement") is made as of the Effective Date, between The Corporate Advisory Board Company, a Maryland corporation (the "Company"), and James J. McGonigle (the "Optionee"), granting to the Optionee Options to purchase 28,500 Option Shares at a purchase price of $5.00 per Option Share, as further described in Section 2 hereinbelow.

                                R E C I T A L S
                                ---------------

     A. The Optionee entered into the Continuing Stock Option Agreement, made as of ___________, 19___, pursuant to which to The Advisory Board Company, a Maryland corporation (the "Advisory Board"), granted the Optionee the right and option (the "Continuing Option" or "Continuing Options") to purchase shares of Class B Nonvoting Stock, $0.01 par value, of the Advisory Board, subject to the terms and conditions of the Continuing Stock-Based Incentive Compensation Plan, originally adopted by the Advisory Board on March 1, 1994.

     B. The Advisory Board proposes a spin-off transaction (the "Spin-off Transaction") in which (i) its unincorporated division or functional unit containing its corporate business (the "Corporate Business") will be transferred to the Company, and (ii) the shares of capital stock of the Company will be transferred pro rata to the Advisory Board's shareholder. Following the Spin-off Transaction, it is expected that the Company will be the employer of the Optionee.

     C. The Company shall adopt, on or before the effective date of the Spin-off Transaction (the "Effective Date"), the StockBased Incentive Compensation Plan (the "Plan"), a copy of which is attached hereto as Exhibit A, pursuant to which the Company may grant on or before the Effective Date Options to purchase shares of Class B Nonvoting Common Stock of the Company, par value $0.01 per share (the "Stock").

     D. Pursuant to the terms and conditions of the Substitution Agreement between the Advisory Board and the Optionee (the "Substitution Agreement"), the Optionee has agreed as of the Effective Date to substitute, among other things, Options to purchase shares of Stock, subject to the terms and conditions of the Plan and this Option Agreement, for his or her right, title and interest in and to the Continuing Options.

     E. Therefore, in accordance with the Plan and the Optionee's agreement to substitute Options for Continuing Options as set forth in the Substitution Agreement, the Committee is granting to the Optionee as of the Effective Date Options to purchase shares of Stock, subject to the terms and conditions of the Plan and this Option Agreement.

     F. The Optionee acknowledges that he or she is (or was) an employee of the Advisory Board (and will be (or is) an employee of the Company) with substantial knowledge concerning the performance, operations and future opportunities relating to the Advisory Board and the Corporate Business. The Optionee further acknowledges that he or she has been briefed on the past and potential future performance of the Advisory Board and the Corporate Business by Jeffrey D. Zients, Michael D'Amato and/or other senior executives of the Advisory Board and/or the Company, and that the Optionee had the opportunity to ask Jeffrey D. Zients, Michael D'Amato and/or other senior executives of the Advisory Board and/or the Company whatever questions the Optionee desired concerning the financial and operational performance and expectations of the Advisory Board and the Corporate Business. Finally, the Optionee acknowledges that all future operating results are impossible to predict and that no representation is being made by the Advisory Board or the Company with respect to the accuracy or completeness of any forecast regarding the future.

     G. The Company represents and the Optionee acknowledges and agree that, as of the Effective Date, (i) the Company will be an S Corporation as defined in
Section 1361 of the Internal Revenue Code of 1986, as amended, and (ii) that the initial capitalization of the Company will be as described below:

          l. 1,000 authorized shares of Class A Common Stock, par value $0.01 per share, of which 1,000 shares will be issued to David G. Bradley

          2. 1,399,000 authorized shares of Class B Nonvoting Common Stock (the "Stock"), par value $0.01 per share, of which 726,000 shares will be issued to David G. Bradley;

          3. The maximum number of shares of Stock that initially may be subject to Options granted pursuant to the Plan will be 400,000.

     Changes in the above capitalization (including increases or decreases in the number of authorized shares of capital stock) and available options with respect to the Company's capital stock may be made in the future. To the extent applicable, Sections 8 and 9 of this Option Agreement may apply to further adjustments to the above capitalization.

                                   AGREEMENTS
                                   ----------

     1.  Definitions.  Capitalized terms used herein shall have the following
         -----------
meanings:

     "Act" is defined in Section 7(a).

     "Advisory Board" is defined in Recital A.

     "Agreement Not to Compete" means the Agreement Concerning Exclusive Services, Confidential Information, Business Opportunities, Non-Competition, Non-Solicitation and Work Product, by and between the Optionee and the Company as attached hereto as Exhibit B.

     "Approved Sale" means a transaction or a series of related sale transactions that result in a bona fide unaffiliated change of economic
                              ---- ----
beneficial ownership of the Company (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company) whether pursuant to the sale of the stock of the Company, the sale of the assets of the Company, or a merger or consolidation involving the Company. However, an Approved Sale shall not include (i) an issuance by the Company of its own Stock, except if such issuance is in connection with a redemption of stock of the Company, or (ii) a gift of the stock of the Company.

     "Base Stock Amount" shall mean the aggregate, on a given date, of (i) the number of shares of capital stock of the Company issued and outstanding on the Effective Date, (ii) the number of shares of Stock on a given date subject to unexpired and unexercised options issued pursuant to the Plan, and (iii) the number of shares of Stock outstanding on a given date which were issued by the Company pursuant to the exercise of options granted under the Plan. Except as specifically set forth above, Base Stock Amount shall not include any shares or options to purchase shares issued after the Effective Date.

     "Cash Shortage" is the condition that exists when, in the judgment of the Company, the Company's cash reserves may prove insufficient to (i) cover the Company's working capital and other obligations as they come due, including obligations pursuant to any stock option agreement, stockholders' agreement, agreement not to compete, substitution agreement or liquid markets agreement entered into by the Company and any other obliteration of the Company to its employees; (ii) maintain sufficient cash reserves for a reasonable estimate of costs that may arise; and at the same time (iii) make payments to Optionee pursuant to this Option Agreement.

     "Cause" for termination is the commission of an act of fraud, theft or dishonesty against the Company; conviction for any felony; conviction for any misdemeanor involving moral turpitude which might, in the Company's opinion, cause embarrassment to the Company; willful misconduct; substance abuse; or, after receipt of notice, willful or repeated (i) violation of Company policy, or
(ii) non-performance or substandard performance of duties.

     "Chairman of the Board" means the Chairman of the Board of Directors of the Company.

     "Committee" is defined in the Plan.

     "Company" is defined in the preamble.

     "Continuing Option" or "Continuing Options" is defined in Recital A.

     "Corporate Business" is defined in Recital B.

     "Dilution Date" is defined in Section 10(c).

     "Disability" shall mean a serious and permanent medical incapacity or disability that precludes the Optionee from performing professional work. The Company, at its option and expense, shall be entitled to retain a physician reasonably acceptable to the Optionee to confirm the existence of such incapacity or disability.

     "Distribution" means distributions to Stockholders with respect to the capital stock of the Company in the form of dividends, redemption payments, liquidation payments, or other similar payment types.

     "Effective Date" is defined in the Recital C.

     "Employment Agreement" is defined in Recital C.

     "Exercisability Date" is defined in Section 4(a).

     "Exercise Date" is defined in Section 6(a).

     "Exercise Price" is defined in Section 2.

     "Expiration Date" is defined in Section 5.

     "Expiration Event" is defined in Section 5.

     "Fair Market Value" means the fair market value determined by an investment bank selected by the Company, in its sole and absolute discretion. The investment bank shall use customary criteria generally employed within the investment banking community for valuing the assets or capital stock of an entity similar to the Company. With respect to the Options and the Option Shares, Fair Market Value will be determined by applying such liquidity, or other discounts as may be applicable to shares of capital stock of this type.

     "Fiscal Year" means the Company's fiscal year ending March 31 of each year or such other date as shall be designated by the Company in its sole and absolute discretion.

     "Full Recourse" means the right of the Company to recover against all of the assets of the Optionee in the event of a default by the Optionee with respect to the Note.

     "Initial Public Offering" means the effectiveness of a registration statement under the Act covering any of the capital stock of the Company and the completion of a sale of such stock thereunder, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(h) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded or quoted on a national stock exchange or national market system, such as the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market System.

     "Majority Shareholder" means a holder of more than fifty percent (504) of the outstanding stock of the Company, or if no person holds more than fifty percent (504) of the outstanding stock of the Company, the holder of a plurality of the outstanding stock of the Company.

     "Market Rate" is a floating rate equal to the Prime Rate as quoted in The Wall Street Journal and as adjusted from time to time but not to exceed 10% per annum.

     "Net Proceeds" is defined in Section 4(b)(ii).

     "Non-Vested Options" is defined in Section 3(a).

     "Note" is defined in Section 6(a)(iii).

     "Option" or "Options" is defined in Section 2.

     "Option Number" is defined in section 2.

     "Optionee" is defined in the preamble.

     "Option Shares" means Stock subject to the Option.

     "Plan" is defined in Recital C.

     "Redemption Date" is defined in Section 11(a).

     "Redemption Payment" is defined in Section 11(a).

     "Redemption Payment Period" is defined in Section 11(a).

     "Spin-off Transaction" is defined in Recital B.

     "Stock" is defined in Recitals B and G.

     "Stockholder" means a record holder of one or more shares of capital stock of the Company.

     "Stockholders' Agreement" means the Stockholders' Agreement of the Company setting forth, inter alia, certain rights, preferences and privileges of and
               ----- -----
restrictions on the option Shares. The Optionee must execute a copy of the Stockholders' Agreement prior to receiving his or her Option Shares pursuant to the exercise of the Option.

     "Termination Date" means the date on which the Optionee ceases to be employed by the Company for any reason other than for Cause, for death or a Disability, or upon a Voluntary Resignation Date.

     "Undistributed Earnings" means, on any given date, the greater of (but not less than zero): (i) the retained earnings (or similar entry) shown on the audited financial statements of the Company for the prior Fiscal Year plus an estimate by the Company of additions to or subtractions from such retained earnings through such date of computation, and (ii) the "accumulated adjustments account" (or similar computation) of the Company for the prior taxable year of the Company pursuant to Section 1368(e) of the Internal Revenue Code of 1986, as amended, plus an estimate by the Company of additions to or subtractions from this account through such date of computation.

     "Vested Options" is defined in Section 3(a).

     "Voluntary Notice Date" means the date the Optionee gives notice of his or her Voluntary Resignation Date.

     "Voluntary Resignation Date" means the date on which the Optionee ceases employment with the Company for voluntary reasons. Voluntary Resignation Date shall not include the date on which the Optionee ceases to be employed by the Company due to death or a Disability, or due to a significant diminution of his or her employment duties or compensation, or a material breach of this Option Agreement by the Company.

     "Withholding Taxes" is defined in Section 12.

     2.  Grant of Option.  The Company grants to the Optionee the right and
         ---------------
option (the "Option" or "Options") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate number of Option Shares as described in the preamble (the outstanding amount of such unexercised and unexpired Options shall herein be referred to as the "Option Number"), at the purchase price per Option Share as described in the preamble (as such amount may be adjusted as herein provided, the "Exercise Price"), on the terms and conditions set forth herein. These Options shall be treated as non-qualified stock options.

     3.  Vesting.
         -------

          (a) Generally.  The Options to purchase Stock of the Company shall
              ---------
vest according to the following schedule (the amount of unexercised and unexpired Options vested as of a given date shall herein be referred to as the "Vested Options"; the amount of unexercised and unexpired Options not vested as of a given date shall herein be referred to as the "Non-Vested Options''):


           -------------------------------------------------------
                                       CUMULATIVE NUMBER OF
                   DATE                   OPTIONS VESTED
           -------------------------------------------------------
           The Effective Date                  5,558
           April 1, 1998                       9,932
           April 1, 1999                      14,898
           April 1, 2000                      28,500
           -------------------------------------------------------

          (b) Approved Sale.  Prior to the Exercisability Date and an Initial
              --------------
Public Offering, in the event of either an Approved Sale pursuant to Section 4(b)(i) or a Distribution pursuant to Section 4(b)(ii) that does not permit the exercise of all Option Shares, the Options exercisable pursuant to such sections shall, first, be deemed Vested Options and shall, second, be deemed Non-Vested Options (but only to the extent the number of Options exercisable pursuant to Sections 4(b)(i) and (ii) exceeds the number of Vested Options). Any Non-Vested Options that remain outstanding as of the end of the day on which any of the events described in the foregoing sentence have occurred shall vest according to the schedule set forth in Section 3(a) above as if the Approved Sale or Distribution described in the foregoing sentence did not occur.

          (c) Effect of Merger, Adjustments and Dilution.  In the event the
              -------------------------------------------
number of options are adjusted pursuant to Sections 9 or 10 below, the schedule set forth in Section 3(a) above with respect to the cumulative number of Options that vest on each of certain specified dates shall be proportionately modified to reflect such adjustment in the number of Options. More particularly (without limiting the generality of the foregoing), the Percentage of Options vested on each of the dates specified on the schedule shall be the same before and after any adjustments required by Sections 9 or 10 below.

          (d) No Additional Rights.  This Section 3 shall not confer on the
              --------------------
Optionee any right, expressed or implied, other than those rights specifically expressed in this Option Agreement.

     4.  Exercisability
         --------------

          (a) Exercisability Date.  Prior to an Initial Public Offering, the
              -------------------
Options shall be exercisable during the month of April beginning on April 1, 2000 (the "Exercisability Date") and during every month of July, October, January, and April thereafter, or at such other times after the Exercisability Date and prior to an Initial Public Offering as determined by the Company in its sole and absolute discretion. Prior to an Initial Public Offering and notwithstanding the foregoing, if an investment bank is performing, or has performed, substantial services for the Company to examine, investigate, and analyze the possibility, feasibility, or viability of an Initial Public Offering within six (6) months of a month during which the Options would otherwise become exercisable pursuant to this Section 4(a), the Chairman of the Board may, in his sole and absolute discretion, make a determination that such Options shall not be exercisable for such month and may designate some other month (including the following month of January, April, July, or October, as appropriate) for the exercise of the Options; provided, however, the Chairman of the Board may not designate some other month for the exercise of the Options pursuant to this
Section 4(a) any later than the month of April beginning on April 1, 2001.

          (b) Other Exercisable Events.  Notwithstanding anything to the
              ------------------------
contrary in Section 4(a) above, the Options shall be exercisable upon the occurrence of any of the following events prior to, on, or after the Exercisability Date:

               (i)  Approved Sale of Stock.  Prior to an Initial Public
                    ----------------------
          Offering, in the event of an Approved Sale by the Majority Shareholder of one hundred percent (100%) of the Company's outstanding Stock held by such Majority Shareholder, the Options shall be exercisable on the date of such Approved Sale. However, if the Majority Shareholder sells less than one hundred percent (100%) of the Company's outstanding Stock held by such Majority Shareholder pursuant to an Approved Sale, the Optionee shall only be entitled to exercise the Options with respect to a number of Option Shares equal to the Option Number immediately prior to such Approved Sale multiplied by the fraction equal to the number of shares of the Company's outstanding Stock sold pursuant to the Approved Sale by such Majority Shareholder divided by the total number of shares of the Company's outstanding Stock held by such Majority Shareholder immediately prior to such Approved Sale.

               (ii)  Approved Sale of Assets.  Prior to an Initial Public
                     -----------------------
          Offering, in the event of a Distribution by the Company that is funded with one hundred percent (1004) of the Proceeds, after payment of related expenses (the "Net Proceeds") from an Approved Sale of one hundred percent (100%) of the Company's assets, the Options shall be exercisable on the date of such Distribution. For purposes of this
          Section 4(b)(ii), a Distribution made by the Company shall not be treated as a Distribution funded with the Net Proceeds from an Approved Sale of the Company's assets to the extent of the Company's Undistributed Earnings as of the Distribution date. However, if less than one hundred percent (100%) of the Net Proceeds from an Approved Sale of one hundred percent (100%) of the Company's assets is so distributed, the Optionee shall only be entitled on the date of the Distribution to exercise Options with respect to a number of Option Shares equal to the Option Number immediately prior to such Distribution multiplied by the percentage of the Net Proceeds from such Approved Sale that is so distributed by the Company. If less than one hundred percent (100%) of the Company's assets is sold pursuant to an Approved Sale and all or some portion of the Net Proceeds from such Approved Sale is so distributed, the Optionee shall he entitled on the date of Distribution to exercise Options with respect to a number of Option Shares equal to the Option Number immediately prior to such Distribution multiplied by the product of
          (A) the percentage, based on Fair Market Value, of the Company's assets sold pursuant to such Approved Sale, and (B) the percentage of the Net Proceeds from such Approved Sale that is so distributed by the Company.

               (iii)  Initial Public Offering.  In the event of an Initial
                      -----------------------
          Public offering of the Company's Stock, the Options shall he exercisable as follows:

               (A) as of the date one (1) year after the Initial Public offering or such earlier date(s) as the Chairman of the Board shall designate in his sole and absolute discretion, fifths percent (50%) of the Option Number as of the date of the Initial Public Offering; and

               (B) as of the date two (2) years after the Initial Public Offering or such earlier date(s) as the Chairman of the Board shall designate in his sole and absolute discretion, fifty percent (50%) of the Option Number as of the date of the Initial Public Offering.

          (c) Determination of Exercisable Options.  The good faith
              ------------------------------------
determination by the Company of the number of Options that may be exercisable by the Optionee pursuant to Sections 4(h)(i) and (ii) above shall he binding upon the Optionee.

     5.  Expiration.  The number of Option Shares that the Options is entitled
         ----------
to purchase pursuant to the Options shall he decreased by the number of Option Shares purchased by the Optionee on any given date. In addition, as described below, some or all of the Options shall expire and shall no longer he exercisable, at the end of the day upon which ANY of the following events occurs
                                              ---
(each an "Expiration Event"):

          (a) Expiration Date.  Upon April 30, 2001 (the "Expiration Date"), the
              ---------------
Options shall expire. Notwithstanding the foregoing, in the event of an Initial Public Offering prior to the Expiration Date, the Options shall expire the later of two (2) years and thirty (30) days after the Initial Public Offering or the April 30. 2003.

          (b) Termination by the Company.  Prior to an Initial Public Offering,
              --------------------------
(i) the Options shall expire as of the date the Optionee ceases to be employed by the Company for Cause; or (ii) as of the Termination Date, the Options that are Non-Vested Options as of the Termination Date shall expire as of such Termination Date.

          (c) Voluntary Resignation by the Optionee.  Prior to an Initial Public
              -------------------------------------
Offering, (i) the Options shall expire on the Voluntary Resignation Date if the Optionee resigns without providing the Company with twelve (12) months prior notice; or (ii) as of a Voluntary Resignation Date, the Options that are Non-Vested Options as of the Voluntary Resignation Date shall expire as of such Voluntary Resignation Date.

          (d) Approved Sale of Stock.  Prior to an Initial Public Offering,
              ----------------------
unless exercised by the Optionee pursuant to Section 4(b)(i), the Options shall all expire upon an Approved Sale by the Majority Shareholder of one hundred percent (100%) of the Company's outstanding stock held by such Majority Shareholder. However, under Section 4(b)(i), if the Majority shareholder sells less than one hundred percent (100%) of the Company's outstanding stock held by such Majority Shareholder pursuant to an Approved Sale, the number of Options that shall expire shall be equal to the amount by which the Option Number immediately prior to such Approved Sale multiplied by the fraction equal to the number of shares of the Company's outstanding stock sold pursuant to the Approved Sale by such Majority Shareholder divided by the total number of shares of the Company's outstanding stock held by such Majority Shareholder immediately prior to such Approved Sale exceeds the number of Option Shares purchased by the Optionee on the date of such Approved sale.

          (e) Approved Sale of Assets .  Prior to an Initial Public Offering,
              -----------------------
unless exercised by the Optionee pursuant to Section 4(b)(ii), the Options shall all expire upon a Distribution by the Company that is funded with one hundred percent (100%) of the Net Proceeds from an Approved Sale of one hundred percent (100%) of the Company's assets. For purposes of this Section 5(e), a Distribution made by the Company shall not be treated as a Distribution funded with the Net Proceeds from an Approved Sale of the Company's assets to the extent of the Company's Undistributed Earnings as of the date of the Distribution. However, under Section 4(b)(ii), if less than one hundred percent (100%) of the Net Proceeds from an Approved Sale of one hundred percent (100%) of the Company's assets is so distributed, the number of Options that shall expire shall be equal to the amount by which the Option Number immediately prior to such Distribution multiplied by the percentage of the Net Proceeds from such Approved Sale that is so distributed by the Company exceeds the number of Option Shares purchased by the Optionee on the date of such Distribution. If less than one hundred percent (100%) of the Company's assets is sold pursuant to an Approved Sale and all or some portion of the Net Proceeds from such Approved Sale is so distributed, the number of Options that shall expire shall be equal to the amount by which the Option Number immediately prior to such Distribution multiplied by the product of (i) the percentage, based on Fair Market Value of the Company's assets sold pursuant to such Approved Sale, and (ii) the percentage of the Net Proceeds from such Approved Sale that is so distributed by the Company, exceeds the number of Option Shares purchased by the Optionee on the date of such Distribution.

          (f) Initial Public offering.  In the event of an Initial Public
              -----------------------
Offering, the Options shall expire as of the Voluntary Resignation Date or the date on which the Optionee ceases to be employed by the Company for Cause. Any portion of the Option that is unexercisable as of the expiration date shall remain unexercisable and shall also terminate as of such date. If, within two
(2) years after an Initial Public Offering, the Optionee is terminated by the Company other than for Cause or ceases employment as a result of death or a Disability, the Options shall expire as of the date two (2) years and thirty
(30) days after the date of the Initial Public Offering. Notwithstanding anything in this subsection (f) to the contrary and except as otherwise provided in Section 5(a) above, if two (2) years has elapsed since the Initial Public Offering, the Option shall expire as of the data thirty (30) days after the date on which the Optionee ceases to he employed by the Company for any reason other than death or a Disability.

     6.  Exercise of the Option.
         ----------------------

          (a) Prior to the expiration thereof, the Optionee may exercise the Options from time to time in whole or in part as permitted hereunder (the "Exercise Date"). On the Exercise Date, the Optionee shall deliver to the Chairman of the Board the following:

               (i) A copy of the Stockholders' Agreement duly executed by the Optionee;

               (ii) A written and signed notice of such election setting forth the number of Option Shares the Optionee has elected to purchase;

               (iii) Payment in full of the aggregate Exercise Price of such Option Shares in one or a combination of the following: (A) cash or a cashier's or certified bank check payable to the order of the Company, or (B) prior to an Initial Public Offering, a Full Recourse promissory note, in a form determined by the Company in its sole and absolute discretion (the "Note"), secured by the number of Option Shares the Optionee has elected to purchase, bearing a Market Rate of interest, and due and payable the earlier of the date the Optionee disposes of all or a portion of his or her Stock securing the Note, or the date six (6) months after the Exercise Date or such later date as the Company determines in its sole and absolute discretion; and

               (iv)  The amount, if any, required pursuant to Section 12 hereof.

          (b) Notwithstanding anything in Section 6(a) to the contrary, the Committee may, in its sole and absolute discretion, permit payment of the Exercise Price in such form or in such manner as may he otherwise permissible under the Continuing Plan and under any applicable law.

          (c) If the Optionee provides payment as provided in Section 6(a)(iii)(B) above, the Optionee agrees to execute and deliver such other documents as may he reasonably required by the Company to effectuate and secure the Note. If a Voluntary Resignation Date occurs without the Optionee providing the Company with six (6) months prior notice of his or her intention to resign, the Note, together with any accrued interest thereon, shall be immediately payable upon the earlier of the due date of the Note or the Voluntary Resignation Date.

     7.  Compliance with Legal Requirements.
         ----------------------------------

          (a) No Option Shares shall he issued or transferred pursuant to this Option Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Option Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.

          (b) The Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act and intends to file a Form 701 as appropriate, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to the Stockholders' Agreement. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

          (c) The Option Shares issued pursuant to this Option Agreement may bear such legends with respect to their transferability that the Committee may deem appropriate.

     8.  Nontransferability.  Subject to Sections 9 and 11 hereof, the Option
         ------------------
shall not be transferable by the Optionee except, after the Optionee's death, to his or her spouse, child, estate, personal representative, heir or successor. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, the Optionee shall have thirty (30) days after notice thereof to cure such levy or process before the Option terminates. This Option Agreement shall he binding on and enforceable against any person who is a permitted transferee of the Option pursuant to the first sentence of this Section.

     9.  Effect of Merger; Adjustments.
         -----------------------------

          (a) In the event of an Approved Sale that is a merger or other form of corporate reorganization and notwithstanding any other provisions of this Option Agreement, the unexercised portion of the Option shall be subject to the terms of the agreement or plan of merger or reorganization effecting such merger or reorganization and shall be converted, redeemed, exchanged, canceled or otherwise treated as provided in such agreement or Plan of merger or reorganization.

          (b) Subject to Section 9(a) above, if the shares of the Stock are changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Option Agreement, in accordance with Section 10 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary; provided. however, that in lieu of fractional
                            --------  -------
interests, the Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the Fair Market Value of such fractional interests exceeds the Exercise Price attributable to such fractional interest.

     10.  Adjustments and Dilution.
          ------------------------

          (a) If the capitalization of the Company changes as the result of one or more stock dividends, stock splits, reverse stock splits, combinations, recapitalizations, reclassifications, mergers, consolidations or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Option Agreement, in accordance with
Section 10 of the Plan. No fractional interests shall he issued on account of any such adjustment unless the Committee specifically determines to the contrary; provided, however, that in lieu of fractional interests, the Optionee,
          --------  -------
upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the Fair Market Value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

          (b) Except as specifically provided in Section 10(c) below or another provision of this Continuing Option Agreement, nothing herein shall prohibit or restrict the Company from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, the issuance and sale of additional shares of capital stock of the Company, any merger, consolidation, liquidation or sale of assets, or create in Optionee or his or her permitted transferee any rights to acquire or receive additional shares of capital stock of the Company or otherwise be protected against dilution.

          (c) Notwithstanding Section 10(b) above, upon the first date (such date hereinafter referred to as a "Dilution Date") in which the Base Stock Amount equals or exceeds (i) one million one hundred thousand (1,100,000) shares of capital stock of the Company, or (ii) one million two hundred thousand (1,200,000) shares of capital stock of the Company, the number of Options granted by this Option Agreement shall be increased, on each Dilution Date, to grant to the Optionee the right and option to purchase 2,850 additional Option Shares at a purchase price per additional Option Share equal to the Fair Market Value of such Option Shares on the Dilution Date. These additional Options shall vest in accordance with the provisions of Section 3(c) above and shall otherwise be treated, for purposes of this Option Agreement, as if such options were granted by the Company on the Effective Date.

     11.  Taxes.  The Committee, as defined in the Plan, may, in its discretion,
          -----
make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of the Option or the redemption of the Option (the "Withholding Taxes") including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, requiring the Optionee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its obligations with respect to the Withholding Taxes. With the consent of the Company, the Optionee may authorize the Company to withhold a sufficient number of the shares of Stock otherwise issuable to the Optionee on the Exercise Date as payment of his or her obligation with respect to the Withholding Taxes (such shares to have valued on the basis of the Fair Market Value of the Stock of the Company on the Exercise Date).

     12.  No Interest in Shares Subject to Option.  Neither the Optionee
          ---------------------------------------
(individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of Stock allocated or reserved for the purpose of the Plan or subject to this Option Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of the Option or portion thereof.

     13.  Subject to Stockholders' Agreement.  The Optionee acknowledges that
          ------- --------------------------
the Option Shares are subject to the terms of the Stockholders' Agreement.

     14.  The Plan Controls.  The Option hereby granted is subject to, and the
          -----------------
Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without the Optionee's consent insofar as it may adversely affect the Optionee's rights under this Option Agreement.

     15.  Not an Employment Contract.  Nothing in the Plan, in this Option
          --------------------------
Agreement or any other instrument executed pursuant thereto shall confer upon the Optionee any right to continue in the employ of the Company nor shall affect the right of the Company to terminate the employment of the Optionee with or without Cause.

     16.  Subject to Agreement Not to Compete.  The Optionee acknowledges that
          -----------------------------------
the execution of the Agreement Not to Compete is a condition precedent to the receipt of any rights or benefits conferred on the Optionee by this Option Agreement.

     17.  Notices.  All notices, requests, demands and other communications
          -------
pursuant to this Option Agreement shall he in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party, if the Company at its principal executive offices addressed to the attention of the chairman of the Board, and if to Optionee at his or her address as it appears on the books of the Company (or at such other address as shall be given in writing by Optionee or his or her permitted transferee to the Company).

     18.  Binding Effect.  This Option Agreement shall inure to the benefit of
          --------------
and be binding upon the parties hereto and their respective permitted successors and assigns.

     19.  Entire Continuing Option Agreement.  This Option Agreement, together
          ------------------------ ---------
with the Plan, Stockholders' Agreement, the Agreement Not to Compete, and the Substitution Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof (including, but not limited to, any rights of the Optionee to any value or appreciation in value of the Company or its capital stock) and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

     20.  Amendments and Waivers.  This Option Agreement may he amended, and any
          -----------------------
provision hereof may be waived, only by a writing signed by the party to be charged.

     21.  Further Assurances.  Each party shall cooperate and take such action
          ------------------
as may be reasonably requested by another party in order to carry out the provisions and purposes of this Option Agreement.

     22.  Actions by the Company.  Any reference within this Option Agreement to
          ----------------------
an action, judgment, conclusion, or determination by the Company shall mean an action, judgment, conclusion, or determination of the Board of Directors of the Company or its authorized representative(s).

     23.  Headings.  The headings preceding the text of the sections hereof are
          --------
inserted solely for convenience of reference, and shall not constitute a part of this Option Agreement, nor shall they affect its meaning, construction or effect.

     24.  Governing Law.  All terms of and rights under this Option Agreement
          -------------
shall be governed by and construed in accordance with the internal law of the State of Delaware, without giving effect to principles of conflicts of law.

     25.  Arbitration.  The parties shall endeavor to settle all disputes by
          -----------
amicable negotiations. Any claim, dispute, disagreement or controversy that arises among the parties relating to this Option Agreement (excluding enforcement by the Company of its rights under the Agreement Not to Compete) that is not amicably settled shall be resolved by arbitration, as follows:

          (a) Any such arbitration shall be heard in the District of Columbia, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Except as the parties may otherwise agree, all arbitrators shall he appointed in the first instance by the appropriate official in the District of Columbia office of the American Arbitration Association or, in the event of his or her unavailability by reason of disqualification or otherwise, by the appropriate official in the New York City office of the American Arbitration Association. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the number of arbitrators and their identity shall he final. Except as otherwise provided in this Section 25, all of the arbitration proceedings shall be conducted in accordance with the rules of the arbitrators.

          (b) An arbitration may he commenced by any party to this Continuing Option Agreement by the service of a written request for arbitration upon the other affected parties. Such request for arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the appointing authority for appointment of arbitrators ten (10) days following such service or thereafter. If the panel of arbitrators is not appointed by the appointing authority within thirty (30) days following such reference, any party may apply to any court within the District of Columbia for an order appointing arbitrators qualified as sat forth below.

          (c) All attorneys' fees and costs of the arbitration shall in the first instance he borne by the respective party incurring such costs and fees, but the arbitrators shall have the discretion to award costs and/or attorneys' fees as they deem appropriate under the circumstances. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

          (d) Judgment on the award reordered by the arbitrators may be entered in any court having jurisdiction thereof.

          (e) It is intended that controversies or claims submitted to arbitration under this Section 25 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

     IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the dates set forth below.


                         THE CORPORATE ADVISORY BOARD COMPANY


                         By:          /s/ David G. Bradley
                                ------------------------------

                         Name:        David G. Bradley
                                ------------------------------

                         Title:       Chairman
                                ------------------------------

                         Date:        October 30, 1997
                                ------------------------------

                         OPTIONEE


                         Signature:   /s/ James J. McGonigle
                                    --------------------------


                         Date:          10/30/98
                                ------------------------------

                      AMENDMENT TO STOCK OPTION AGREEMENT


This Amendment to the Stock Option Agreement (the "Amendment"), is made and effective as of the 21st day of January, 1999 (the "Effective Date"), by and between The Corporate Executive Board Company, a Delaware corporation (the "Company") and James J. McGonigle (the "Optionee");



                                  WITNESSETH:
                                  -----------

     WHEREAS, pursuant to that certain Stock Option Agreement, effective as of October 31, 1997, between the Company and the Optionee (the "Option Agreement"), the Company has granted the Optionee the right and option (the "Option") to purchase a certain number of Option Shares at a certain purchase price, as more fully described in the Option Agreement, on the terms and conditions set forth in the Option Agreement; and

     WHEREAS, the Company and Optionee have mutually agreed to modify certain terms of the Option Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and in accordance with the terms of the Option Agreement, the Company and Optionee have agreed to amend the Option Agreement as follows:

1.  Section 1 is hereby amended by deleting the definition "Dilution Date."

2. Section 1 is hereby amended by adding the following definitions of the following terms:

    "First Dilution Date" is defined in Section 10(c).

    "Second Dilution Date" is defined in Section 10(c).

3. Effective as of an Initial Public Offering, the definitions of "Cause" and "Voluntary Resignation Date" set forth in Section 1 are hereby amended to read in their entirety as follows:

      "Cause" for termination is the commission of a material act of fraud, theft or dishonesty against the Company; conviction for any felony; or willful non-performance of material duties which is not cured within sixty
      (60) days after receipt of written notice to the Optionee from the Board of Directors. The Optionee shall be deemed to have been terminated without Cause if (i) there is a significant diminution of his employment duties or compensation, (ii) he is removed as the Chief Executive Officer of the Company or (iii) the Company materially breaches the Employment Agreement; in addition if, as a result of one or more related transactions, the majority of the capital stock of the Company or substantially all of its assets are purchased by, or the Company is merged with, another company, entity or person, the Optionee shall be deemed to have been terminated without Cause, if, after such transactions, there is a material reduction in the Optionee's responsibility for, and authority over, the same internal functions of the Company's business as he had prior to such transactions, a reduction in the base salary of the Optionee or the Optionee is required to relocate his place of employment to a location that is more than thirty-five (35) miles from the location of the Company's headquarters at the time of such transactions."

      "Voluntary Resignation Date" means the date on which the Optionee ceases employment with the Company for voluntary reasons. Voluntary Resignation Date shall not include the date on which the Optionee (i) is terminated by the Company without Cause or (ii) ceases to be employed by the Company due to death or a Disability.

4. Section 4(b)(iii) is hereby amended to read in its entirety as follows provided there is an Initial Public Offering of the Company's Stock on or prior to December 31, 1999 and the Optionee (i) is not terminated by the Company other than for Cause, and (ii) does not cease employment with the Company as a result of death or a Disability:

      (iii) In the event of an Initial Public Offering of the Company's Stock, the Options shall be exercisable as follows:

             (A) as of the date one (1) year after the Initial Public Offering, fifty percent (50%) of the Option Number as of the date of the Initial Public Offering; and

             (B) as of the date two (2) years after the Initial Public Offering, thirty percent (30%) of the Option Number as of the date of the Initial Public Offering (for an aggregate total to date of eighty percent (80%) of such Option Number); and

             (C) as of the date three (3) years after the Initial Public Offering, twenty percent (20%) of the Option Number as of the date of the Initial Public Offering (for an aggregate total to date of one hundred percent (100%) of such Option Number).

5. Sections 5(c) and 6(c) are hereby amended by replacing all instances in which the phrase "six (6) months" appears with the phrase "three (3) months".

6.  Section 10(c) is hereby amended to read in its entirety as follows:

       (c) Notwithstanding Section 10(b) above, (i) upon the date, if ever, (the "First Dilution Date") that the Base Stock Amount first equals or exceeds one million one hundred thousand (1,100,000) shares of capital stock of the Company, the number of Options granted by this Option Agreement shall be increased by ten percent (10%) of the sum of the number of shares that (A) remain subject to the Optionee's Options, and

       (B) have been issued under the Options and continue to be held by the Optionee; and (ii) upon the date, if ever, (the "Second Dilution Date") that the Base Stock Amount first equals or exceeds one million two hundred thousand (1,200,000) shares of capital stock of the Company, the number of Options granted by this Option Agreement shall be increased by ten percent (10%) of the sum of the number of shares that (x) remain subject to the Optionee's Options, and (y) have been issued under the Options and continue to be held by the Optionee. The Exercise Price per additional share of Stock on the First Dilution Date and Second Dilution Date (as appropriate) shall equal the Fair Market Value of a share of Stock on each such date. These additional Options shall vest in accordance with the provisions of Section 3(c) above and shall otherwise be treated, for purposes of this Option Agreement, as if such Options were granted by the Company on the Effective Date.

7. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning given them in the Option Agreement.

8. As amended by this Amendment, the Option Agreement continues in full force and effect. Except for the specific provisions amended by this Amendment, the terms and conditions of the Option Agreement are unchanged.

9. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.


    IN WITNESS WHEREOF, the parties have executed this Amendment as of the dates set forth below.


                                       THE CORPORATE EXECUTIVE BOARD COMPANY


                                       By:    /s/ Harold L. Seibert
                                             ----------------------------------

                                       Name:  Harold L. Seibert
                                             ----------------------------------

                                       Title: Chairman
                                             ----------------------------------

                                       Date:  1/21/99
                                             ----------------------------------


                                       OPTIONEE

                                       Signature: /s/ James J. McGonigle
                                                 ------------------------------

                                       Date:      1/21/99
                                                 ------------------------------







                                       3